Exhibit 99.1

N e w s R e l e a s e QUICKSILVER RESOURCES INC. 777 West Rosedale Street Fort Worth, TX 76104 www.qrinc.com

Quicksilver Resources Reports First-Quarter 2009 Results

Achieves Record Production Driven by 82% Increase From Fort Worth Basin

FORT WORTH, TEXAS (May 6, 2009) – Quicksilver Resources Inc. (NYSE: KWK) today reported operating and financial results for the 2009 first quarter.

First-Quarter 2009 Highlights

•	Produced record volumes of approximately 332 MMcfe per day
•	Reduced oil and gas production expense to $1.10 per Mcfe; down 35% year-over-year
•	Increased Fort Worth Basin daily production volumes 82% year-over-year
•	Increased Canadian daily production volumes 4% year-over-year
•	Drilled 26 horizontal wells in the Fort Worth Basin; connected 22 wells to sales

“Quicksilver delivered strong operating results, despite the challenging environment our industry is experiencing,” said Glenn Darden, Quicksilver president and chief executive officer.  “Our continued focus on cost control, coupled with our attractive hedge position, helped to mitigate the dramatic reduction in energy prices during the past year.  Although we are significantly reducing capital expenditures for the remainder of the year to ensure we operate within our total cash inflows, we still anticipate being able to maintain production at the current levels.”

Financial Results

First-quarter 2009 adjusted net income, a non-GAAP measure, was $26.6 million ($.16 per diluted share) compared to adjusted net income of $41.6 million ($.25 per diluted share) in the 2008 period.  Adjusted net income excludes the following items:

•	A noncash impairment charge of $593.8 million in the 2009 quarter related to the company’s oil and gas properties;
•
net income of $64.5 million in the 2009 quarter related to the unrealized mark-to-market gain on oil and gas derivative positions, a loss on interest rate swaps and a property impairment charge on oil and gas properties held by BreitBurn Energy Partners, all noncash items associated with the company’s ownership in BreitBurn Energy Partners;

•	a noncash impairment charge of $66.3 million in the 2009 quarter related to the company’s equity investment in BreitBurn Energy Partners; and
•
a noncash charge of $.5 million in the 2008 quarter related to the unrealized mark-to-market of derivative positions held by BreitBurn Energy Partners, associated with the company’s ownership in BreitBurn Energy Partners.

Including the items noted above, Quicksilver reported a net loss of $569.0 million (a loss of $3.37 per diluted share) in the 2009 first quarter as compared to net income of $41.1 million ($.25 per diluted share) in the prior-year period.

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Production

For the first quarter of 2009, average daily production was approximately 332 million cubic feet of natural gas equivalent (MMcfe) per day compared to approximately 211 MMcfe per day for the same period in 2008, an increase of approximately 57%.  Total production for the first quarter of 2009 was approximately 29.8 billion cubic feet of natural gas equivalent (Bcfe) compared to approximately 19.2 Bcfe for the first quarter of 2008.  The 2009 production volumes were comprised of approximately 73% natural gas, approximately 24% natural gas liquids (NGL) and approximately 3% crude oil and condensate.  Increased activities at the company’s Lake Arlington and Alliance projects in the northern portion of its Fort Worth Basin acreage resulted in increased production of dry gas.

Revenues and Costs

Sales of natural gas, NGLs and crude oil increased approximately 16% to $183.6 million in the first quarter of 2009 as compared to $158.4 million in the 2008 quarter.  The increase reflects a 57% increase in equivalent daily production volumes, primarily due to increased production volumes from the Fort Worth Basin in Texas, that more than offset an approximate 25% decrease in the average realized price per Mcfe.

Total production expense of $32.7 million for the 2009 first quarter was essentially unchanged from the prior-year quarter, due to the company’s ongoing focus on cost control, despite a 57% increase in production.  As a result, unit production expense, including production, gathering and processing and transportation expense, declined 35% to $1.10 per Mcfe during the first quarter of 2009 as compared to $1.69 per Mcfe in the prior-year period.

Income from Earnings of Unconsolidated Affiliate

Quicksilver reported $102.1 million of pre-tax earnings attributable to the company’s approximate 41% interest in BreitBurn Energy Partners L.P.’s (BBEP) fourth-quarter 2008 results, including $140.5 million of derivative income, a $6.1 million loss on interest rate swaps and an impairment charge of $35.0 million on oil and gas properties.  The reported earnings from BBEP were offset by an impairment charge of $102.1 million taken on Quicksilver’s equity investment in BBEP.  During the first quarter of 2009, Quicksilver received approximately $11 million of cash distributions associated with the ownership of the BBEP units.  On April 17, 2009, BBEP announced that it was suspending its distributions.

Operational Update

Quicksilver continued to focus on the exploitation and development of the 175,000 net acres in its core fairway within the Barnett Shale formation of the Fort Worth Basin.  During the first quarter of 2009, the company drilled 26 (23.5 net) wells and connected 22 (20.8 net) wells to sales.  At March 31, 2009, the company had five rigs working in the basin, including four rigs dedicated to the Lake Arlington/Alliance area in Tarrant and Denton counties.

In Canada, the company participated in drilling 129 (32.2 net) wells in the Horseshoe Canyon area during the first quarter of 2009.  Drilling, completion and pipeline operations are currently suspended for the seasonal break-up period in Canada.  The company now anticipates participating in a total of 145 (42.2 net) wells in this area for the full year of 2009.  In addition, Quicksilver finished exploratory

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drilling activities on two horizontal wells as well as road and pipeline construction in the Horn River Basin of northeast British Columbia.  The company expects to conduct completion activities on these wells following the spring break-up period.

During the first quarter of 2009, the company incurred costs of approximately $190 million, including approximately $30 million at the Horn River project, of its total projected $500 million capital program for 2009.

Second-Quarter 2009 Outlook

Second-quarter 2009 production volumes are expected to average in the range of 330 MMcfe to 335 MMcfe per day.  Average unit expenses, on a Mcfe basis, are expected as follows:

•	Production	$.60	-	$.65
•	Gathering and processing	.15	-	.17
•	Transportation	.30	-	.35
•	Production taxes	.14	-	.16
•	General and administrative	.55	-	.60
•	Depletion, depreciation & accretion	1.70	-	1.75

Conference Call

The company will host a conference call to discuss first-quarter 2009 operating and financial results and its outlook for the future at 11:00 a.m. eastern time today.

Quicksilver invites interested parties to participate in the call via the company’s website at http://www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 80367473, prior to 10:55 a.m. eastern time.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today, and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 and enter the conference ID number 80367473.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measure

This press release and the accompanying schedule include the non-generally accepted accounting principles ("non-GAAP") financial measure of adjusted net income.  The accompanying schedule provides reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coalbed methane, shale gas, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas and Cut Bank, Montana.

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Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas, natural gas liquids and crude oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, natural gas liquids and crude oil reserves and predicting natural gas, natural gas liquids and crude oil reservoir performance; effects of hedging natural gas, natural gas liquids and crude oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors,transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor & Media Contact:
Rick Buterbaugh
(817) 665-4835

KWK 09-05

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
In thousands, except per share data - Unaudited

	Three Months Ended March 31,
	2009	2008
Revenue
Natural gas, NGL and crude oil	$183,554	$158,356
Other	2,378	(739)
Total revenue	185,932	157,617

Operating expenses
Oil and gas production expense	32,734	32,530
Production and ad valorem taxes	4,366	2,659
Other operating costs	964	1,231
Depletion, depreciation and accretion	59,696	35,059
General and administrative	17,381	15,415
Total expenses	115,141	86,894

Impairment related to oil and gas properties	(896,483)	-

Operating income (loss)	(825,692)	70,723

Income from earnings of BBEP, net	-	6,219
Other income - net	761	1,486
Interest expense	(40,201)	(13,435)
Income (loss) before income taxes	(865,132)	64,993
Income tax (expense) benefit	297,823	(23,351)
Net income (loss)	(567,309)	41,642
Net income attributable to noncontrolling interests	(1,670)	(508)
Net income (loss) attributable to Quicksilver	$(568,979)	$41,134

Earnings (loss) per common share - basic	$(3.37)	$0.26

Earnings (loss) per common share - diluted	$(3.37)	$0.25

Basic weighted average shares outstanding	168,841	158,139

Diluted weighted average shares outstanding	168,841	169,060

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except share data - Unaudited

	March 31,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$430	$2,848
Accounts receivable - net of allowance for doubtful accounts	109,694	143,315
Derivative assets at fair value	261,216	171,740
Other current assets	66,496	75,433
Total current assets	437,836	393,336
Investment in Breitburn Energy Partners	139,402	150,503
Property, plant and equipment
Oil and gas properties, full cost method (including unevaluated costs of $577,391 and $543,533, respectively)	2,357,275	3,142,608
Other property and equipment	670,032	655,107
Property, plant and equipment - net	3,027,307	3,797,715
Derivative assets at fair value	81,959	116,006
Deferred income taxes	108,779	-
Other assets	36,273	40,648
	$3,831,556	$4,498,208
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$6,579	$6,579
Accounts payable	193,954	282,636
Accrued liabilities	54,211	66,963
Derivative liabilities at fair value	852	9,928
Deferred income taxes	90,036	52,393
Total current liabilities	345,632	418,499
Long-term debt	2,687,214	2,586,046
Asset retirement obligations	39,276	34,753
Other liabilities	12,996	12,962
Deferred income taxes	35,052	234,385
Stockholders' equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 400,000,000 shares authorized; 173,945,114 and 171,742,699 shares issued, respectively	1,739	1,717
Paid in capital in excess of par value	662,256	656,958
Treasury stock of 4,673,730 and 4,752,795 shares, respectively	(36,064)	(35,441)
Accumulated other comprehensive income	249,569	185,104
Retained earnings (deficit)	(192,491)	376,488
Quicksilver stockholders' equity	685,009	1,184,826
Noncontrolling interests	26,377	26,737
Total equity	711,386	1,211,563
	$3,831,556	$4,498,208

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	Three Months Ended March 31,
	2009	2008
Operating activities:
Net income (loss)	$(567,309)	$41,642
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and accretion	59,696	35,059
Impairment related to oil and gas properties	896,483	-
Deferred income taxes expense (benefit)	(304,639)	22,455
Non-cash loss from hedging and derivative activities	1,128	5,735
Stock-based compensation	5,727	4,009
Non-cash interest expense	4,139	2,220
Income from BBEP in excess of cash distributions, net of impairment	11,101	-
Other	91	627
Changes in assets and liabilities:
Accounts receivable	33,536	(5,226)
Derivative assets at fair value	54,896	-
Other assets	1,566	(1,109)
Accounts payable	(21,436)	5,027
Income taxes payable	-	(45,144)
Accrued and other liabilities	(25,692)	(22,011)
Net cash provided by operating activities	149,287	43,284

Investing activities:
Purchase of property, plant and equipment	(255,984)	(331,936)
Proceeds from sales of property, plant and equipment	416	-
Advances to BBEP	-	(50,150)
Return of investment from BBEP	-	3,440
Net cash used for investing activities	(255,568)	(378,646)

Financing activities:
Issuance of debt	208,374	330,741
Repayments of debt	(101,188)	(18,061)
Debt issuance costs	(39)	-
Noncontrolling interest distributions	(2,448)	(1,972)
Proceeds from exercise of stock options	11	858
Purchase of treasury stock	(623)	(1,980)
Net cash provided by financing activities	104,087	309,586

Effect of exchange rate changes in cash	(224)	(474)

Net decrease in cash	(2,418)	(26,250)

Cash and cash equivalents at beginning of period	2,848	28,226

Cash and cash equivalents at end of period	$430	$1,976

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QUICKSILVER RESOURCES INC.
Production, on a thousand cubic feet of natural gas equivalent (Mcfe) per day basis, by operating area

	Three Months Ended March 31,
	2009	2008	Change

Texas	263,319	145,023	82%
Other U.S.	3,304	3,598	-8%
	266,623	148,621	79%

Canada	64,927	62,529	4%

Total	331,550	211,150	57%

QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended March 31,
	2009	2008
Average Daily Production:
Natural Gas (Mcfd)	242,453	143,463
NGL (Bbld)	13,354	10,030
Oil (Bbld)	1,496	1,251
Total (Mcfed)	331,550	211,150

Average Realized Prices:
Natural Gas (per Mcf)	$7.04	$8.00
NGL (per Bbl)	$21.13	$49.36
Oil (per Bbl)	$34.42	$77.46
Total (Mcfe)	$6.15	$8.24

Expense per Mcfe:
Oil and gas production cost	$1.10	$1.69
Production and ad valorem taxes	$0.15	$0.14
Depletion, depreciation and accretion	$2.00	$1.82
General and administrative expense:
Cash expense	$0.42	$0.64
Equity compensation	0.16	0.16
Total general and administrative expense	$0.58	$0.80

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QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
In thousands, except per share data - Unaudited

	Three Months Ended March 31,
	2009	2008

Net income (loss)	$(568,979)	$41,134

Adjustments
Impairment of E&P properties	896,483	-
Impairment of investment in BBEP	102,084	-
Equity portion of BBEP impairment of E&P properties	35,044	-
Equity portion of interest rate derivative loss from BBEP	6,125
Equity portion of commodity derivative (income) loss from BBEP	(140,473)	707
Total adjustments before income tax expense	899,263	707
Income tax expense	(303,670)	(247)
Adjustments for items after taxes	595,593	460

Adjusted net income	$26,614	$41,594

Adjusted net income per common share - Diluted	$0.16	$0.25

Diluted weighted average common shares outstanding	178,973	169,060

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